INNER MONGOLIA AUTONOMOUS REGION SCIENCE AND TECHNOLOGY BUREAU

(IDENTIFICATION COMMITTEE)

September 10, 2009

Yongye International, Inc.
6th Floor, Suite 608 Xue Yuan International Tower
No. 1 Zhichun Road, Haidian District
Beijing, PRC
Attn: Zishen Wu, Chief Executive Officer

Re: Appraisal No. 80[2008] – Consent

Mr. Wu:

We hereby consent to the use of our report dated December 6, 2008 regarding Inner Mongolia Yongye's Sheng Ming Su nutrient in one or more filings with the U.S. Securities and Exchange Commission and the reference to us therein as an "expert."

Very truly yours,

IDENTIFICATION COMMITTEE

By: ______________________
Name: Lin Qimei
Title: Chairman

By: ______________________
Name: Su Haiquan
Title: Vice Chairman